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                                                                    Exhibit 10.1


                     ASSIGNMENT AND SUBSCRIPTION AGREEMENT


          This ASSIGNMENT AND SUBSCRIPTION AGREEMENT (this "Agreement") is entered into as of September 4, 2000 by and between DR. LON E. BELL (the "Assignor") and BSST, LLC, a Delaware limited liability company (the "Company").

                                   RECITALS

          WHEREAS, as part of the initial capitalization of the Company and subject to the terms hereof, the Assignor desires to convey and assign certain assets described herein as full consideration for the issuance by the Company to the Assignor of 100,000 Class A Common Units (the "Units"), which represent all of the outstanding membership interests of the Company as of the date hereof, and the Company desires to accept such conveyance and assignment and assume such assets and rights and to issue the Units to the Assignor; and

          WHEREAS, in order to induce the Assignor to enter into this Agreement, the Company has agreed concurrently to enter into the Revenue Sharing Agreement dated as of the date hereof between the Company and the Assignor;

          NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                            CONTRIBUTION OF ASSETS

Section 1.1    Assignment of Technology.

       Subject to Section 4.1, Assignor hereby grants, sells, conveys and assigns to the Company all of Assignor's right, title and interest in and to the following assets and rights (collectively, the "Technology") wherever the same may be located:

       (a) all intellectual property of any kind or description existing, now or in the future, related to thermoelectrics, whether such intellectual property exists under the laws of the United States, or of any domestic or foreign jurisdiction, or the rules of any international organization, or under any treaty or convention, including, without limitation, any patents, copyrights, trade secrets, trademarks, trade dress, inventions, invention disclosures, patent applications, provisional applications, amendments, continuations, continuations-in-part, continuing patent applications, requests for further examination, divisions, reissues, reexamination certificates, and all renewals and extensions thereof, including all right, title and interest that are presently or in the future may be owned by Assignor, and including all rights corresponding thereto (including without limitation the right, but not the obligation, to sue for past, present and future infringements in the name of Assignor or in the name of Company) (all of the foregoing being collectively referred to as the "Intellectual Property"), it being understood that the rights and interest assigned hereby shall include, without limitation, all rights and interests pursuant to
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licenses or other contracts in favor of Assignor pertaining to any Intellectual
Property owned or used, presently or in the future, by third parties;

  (b) without limitation of the foregoing, all patents, patent applications, invention disclosures, or intellectual property listed in Schedule I annexed
                                                          ----------
hereto;

  (c)     all general intangibles relating to any of the Intellectual Property;

  (d) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Intellectual Property or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

  (e) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the Intellectual Property and, to the extent not otherwise included, all payments under insurance (whether or not the Company is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Intellectual Property. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Intellectual Property or its proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary

  (f) For purposes of this Agreement, intellectual property is "related to thermoelectrics" if it covers, discloses, is intended for, or is suitable for use in, any thermoelectric devices, products, or processes or in the creation or use of any thermoelectric devices, products, or processes or if such intellectual property would cover the making, use, sale, offer for sale, or importation of any thermoelectric device, product, or process. As used in this Agreement, "thermoelectric devices, products, or processes" include, without limitation, the following products and their manufacture and use: portable heaters and coolers; office water coolers and heaters; car heating, ventilation, and air conditioning; electric temperature controls; integrated circuit coolers; motor vehicle alternator replacement; waste power generators; vehicle power generation; personal heating and cooling; portable power generators; standby power generators; auxiliary power plant electricity production; home heating, ventilation, and air conditioning; wall-mounted air conditioning; refrigerators; and superconducting electronics coolers. The Company, however, is under no obligation to pursue commercialization of any thermoelectric devices, products, or processes described above.

; provided, however, the Assignor's obligation to assign future Technology to
  --------  -------
the Company shall terminate upon the termination of the Company's obligation to make contract payments to the Assignor (or the assignees of the Assignor) under that Revenue Sharing Agreement dated as of even date hereof between the Company and the Assignor.

Section 1.2    Further Assurances.

     The Assignor covenants and agrees that he will fully cooperate with and assist the Company's efforts to obtain and enforce patents and other intellectual property protection on the Technology and that, on the Company's request, he will sign any truthful declarations, affidavits, or other documents related to such efforts.


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Section 1.3    Other Assets.

     The Assignor hereby agrees to transfer funds to the Company, from time to time upon request of the Company, for use as working capital and to pay operating expenses of the Company (including but not limited to the expenses of filing and prosecuting the patent applications pursuant to Section 4.1) in an amount not to exceed $50,000.

                                  ARTICLE II
                        ISSUANCE AND SALE OF SECURITIES

Section 2.1    Issuance of Securities.

     As consideration for the Assignor's assignment of the Technology and commitment to contribute cash in the amount of up to $50,000 to the Company pursuant to Article I, the Company will, contemporaneously with its execution hereof, issue to Assignor 100,000 Class A Common Units of its membership interests.

Section 2.2    Legend.

     The following legend (or a substantially similar legend) will be placed on any certificate or certificates evidencing the Units:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR RESALE OR RESOLD UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE SECURITIES ACT AND REGISTERED OR QUALIFIED PURSUANT TO THE PROVISION OF APPLICABLE STATE SECURITIES LAW, UNLESS AN EXEMPTION FROM SAID REGISTRATION OR QUALIFICATION IS AVAILABLE.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

Section 3.1    Assignor's Representations and Warranties.

     (a) The Assignor has full legal capacity and authority to enter into this Agreement; the execution, delivery and performance of this Agreement does not and will not breach, violate or conflict with any agreement to which the Assignor is a party or is bound; and this Agreement constitutes the legal, valid and binding obligation of the Assignor, enforceable against Assignor in accordance with its terms.

     (b) The Assignor understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act, as well as exempt from the Corporate Securities Law of 1968 of California by virtue of Section 25102(f) and in accordance therewith and in furtherance thereof, the Assignor represents, warrants and agrees as follows:


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          (1)  The Assignor has a preexisting business relationship with the
Company and is an executive level employee of the Company with intimate knowledge of and about the Company, and is fully aware of the risks entailed in an investment in the Company in the form of the Units.

          (2) THE ASSIGNOR UNDERSTANDS AND ACKNOWLEDGES THAT ITS INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL MEANS WHO HAVE NO IMMEDIATE NEED FOR LIQUIDITY OF THE AMOUNT INVESTED, AND THAT SUCH INVESTMENT INVOLVES A RISK OF LOSS OF ALL OR A SUBSTANTIAL PART OF SUCH INVESTMENT.

          (3) The Assignor is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company;

          (4) The Assignor has reached the age of majority in the state in which the Assignor resides;

          (5) The address set forth below is the Assignor's true and correct domicile;

          (6) The Assignor has adequate means of providing for the Assignor's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Company for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment;

          (7) The Assignor has such knowledge and experience in financial, tax and business matters so as to enable the Assignor to utilize the information available to the Assignor to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto;

          (8) The Assignor is not relying on the Company with respect to the tax or other economic considerations of an investment in the Units and has obtained, or had the opportunity to obtain, the advice of the Assignor's own legal, tax and other advisors;

          (9) The Assignor will not sell or otherwise transfer the Units for value without registration under the Securities Act or applicable state or foreign securities laws or an exemption therefrom. The Units have not been registered under the Securities Act or under the securities laws of any other jurisdiction. The Assignor represents that the Assignor is purchasing the Units for the Assignor's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act. The Assignor has not offered or sold any portion of the Units being acquired nor does the Assignor have any present intention of selling, distributing or otherwise disposing of any portion of the Units, which may be a violation of the Securities Act, unless
(i) a registration statement has been filed and declared effective by the Securities and

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     Exchange Commission covering such securities to be resold or otherwise distributed; (ii) the passage of a fixed or determinable period of time that makes such resale or distribution exempt from registration and is pursuant to Rule 144 promulgated under the Securities Act; or (iii) the transfer is not a "sale" of securities as said term is defined in the Securities Act. The Assignor is aware that there is currently no market for Company's Units;

          (10) The Assignor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act;

          (11) The Assignor's overall commitment to investments which are not readily marketable is reasonable in relation to the Assignor's net worth; and

          (12) In making an investment decision the Assignor has relied on the Assignor's own examination of Company, including the merits and risks involved. THE SECURITIES OFFERED IN THIS AGREEMENT HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     (c)       The Assignor represents, warrants and agrees that Schedule I
                                                                 ----------
annexed hereto lists all Intellectual Property in his name, or in which he owns any interest, related to thermoelectrics.

     (d) The Assignor represents, warrants and agrees that he is the sole owner of all of the Technology assigned to the Company pursuant to Section 1.1, that he has not otherwise transferred or encumbered any such Technology, and that he has the complete right and ability to assign and transfer it to the Company.

     (e) The Assignor represents, warrants and agrees that all statements listed in Schedule I are truthful and that, to the best of his knowledge, he has
          ----------
complied with all laws, regulations, and requirements applicable to such patents, patent applications, invention disclosures, or other documents.

     (f) The Assignor represents, warrants and agrees that he is the sole owner of all of the Technology assigned to the Company pursuant to Section 1.1 which provides such necessary technology so as to operate the business of the Company in accordance with the confidential business presentation prepared by the Assignor.

Section 3.2    Company's Representations and Warranties.

     (a) The Company has full legal capacity and authority to enter into this Agreement; the execution, delivery and performance of this Agreement does not and will not breach, violate or conflict with any agreement to which the Company is a party or is bound; and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms .

     (b) The Company owes no commission, fee or other compensation to any person as a finder or broker as a result of the transactions contemplated by this Agreement.


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       (c)     The Company is duly organized and existing under the laws of the
State of Delaware.

       (d) The Company represents and warrants that the Units, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

                                  ARTICLE IV
                             ADDITIONAL AGREEMENTS

Section 4.1 Patent Registrations.

     The Assignor agrees to make the initial filing and prosecuting of the patent and patent applications listed on Schedule I with the U.S. Patent and
                                         ----------
Trademark Office. The Company agrees pay for all expenses for filing and prosecuting such patent and patent applications, including, without limitation, patent attorneys' fees, and expenses and filing fees, issue fees and other fees of the U.S. Patent and Trademark Office.

Section 4.2 Reversionary Interest.

     In the event of a liquidation or wind-down of the Company, the Technology assigned hereunder shall be re-assigned, transferred and conveyed by the Company to the Assignor, provided that the Assignor hereby acknowledges that Amerigon
                 --------
Incorporated shall retain rights for exclusive worldwide royalty-free use of the Technology for climate controlled seats and radar technology. The parties agree that Amerigon Incorporated shall be a third-party beneficiary of this acknowledgement.

                                   ARTICLE V

                                 MISCELLANEOUS

Section 5.1 Governing Law.

     This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles, and of the United States.

Section 5.2 Notices.

     Any notice or other communication provided for in this Agreement shall be in writing and sent to the address listed under each party's signature hereto or at such other address a party may from time to time in writing designate. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified pursuant to this Section and a confirmation of transmission is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.


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Section 5.3 Amendments and Waiver.

     No amendment, modification, termination or waiver of any provision of this Agreement, shall be effective unless the same shall be in writing and signed by the parties. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Failure by either party, at any time, to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as a waiver of any right accruing under this Agreement, nor shall it affect any subsequent breach or the effectiveness of this Agreement or any part hereof, or prejudice either party with respect to any subsequent action.

Section 5.4 Severability.

     If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

Section 5.5 Integration.

     This Agreement, together with any exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

Section 5.6 Arbitration.

     Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, other than a controversy or claim arising out of or relating to a calculation pursuant to any of its provisions, shall be submitted to arbitration, to be held in Los Angeles County, California in accordance with California Civil Procedure Code Sections 1282-1284.2. In the event either party institutes arbitration under this Agreement, the party prevailing in any such arbitration shall be entitled, in addition to all other relief, to reasonable attorneys' fees relating to such arbitration. The non-prevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.

Section 5.7 Further Assurances.

     Each party hereto agrees to execute, acknowledge and deliver any and all further instruments, and to do any and all further acts, as may be necessary or appropriate to carry out the intent and purpose of this Agreement, and each party will use its best efforts to obtain any and all third party consents or approvals necessary or useful for the consummation of the transactions contemplated by this Agreement.

Section 5.8 Headings.

     The Article headings in this Agreement are for convenience only, and shall not be considered a part of, or affect the interpretation of, any provision of this Agreement.


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Section 5.9 Counterparts.

     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                 [Remainder of page intentionally left blank]


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                                          BSST, LLC



                                          By:  _________________________________
                                          Name:
                                          Title:

                                          Address:



                                          DR. LON E. BELL



                                          ______________________________________

                                          Address:


                                      S-1
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                                  SCHEDULE I

            PATENTS, PATENT APPLICATIONS AND INVENTION DISCLOSURES
                                    Summary
                               7 September 2000


1. Use of convection of working fluids and TE (thermoelectric) materials to reduce conductive thermal power losses in TE system cooling, heating and power generation.

2. Use of thermal isolation of TE elements and control of flow direction to enhance TE system efficiency in cooling and heating modes.

3. Combined convection and thermal isolation to enhance cooling, heating and power generation.

4. Transient sequential powering of TE elements to reduce conductive losses in cooling and heating systems.

5. Transient powering combined with variable electric path length to reduce resistive and conductive power loss in cooling and heating systems.

6. Transport of TE materials perpendicular to current flow to reduce conductive losses in cooling and heating systems.

7. Transport with variable electrical path length to reduce resistive and conductive power loss in cooling and heating systems.

8. Rotational transport of TE materials in a staged cooling system to increase the coefficient of performance by reducing conductive power loss.

9. TE convective power generation cycle combined with another power cycle (which employs a working fluid) to increase overall system efficiency.


                                 Schedule I-1